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AUTOMATIC INVESTMENT PLAN
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  THE PROGRAM DESIGNED FOR CONVENIENT INVESTING

  BJB Investment Funds offers an Automatic Investment Plan (AIP)* that will perform all of the steps needed to invest on a regular basis. All you have to do is fill out this form and AIP will do the rest. Your money will be automatically invested in the BJB Fund of your choice.

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  There is no cost to you for the benefit      Mail to:
  of AIP. Just fill out the information        BJB Investment Funds
  needed and mail it to the address listed     Exchange Place
  to the right. It's that simple.              P.O. box 1376
                                               Boston, Massachusetts
  For assistance in completing this appli-     02104-1376
  cation, call the BJB Investment Funds at:    ------------------------------
  800-435-4659

 *See the prospectus for additional
  information regarding AIP.                           Please print or type

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STEP 1
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  YES, I (we) wish to particpate in the Automatic Investment Plan (AIP). I (We)
  authorize The Shareholder Services Group, Inc. ("TSSG"), BJB Investment Funds' transfer agent, to automatically invest and draw a bank draft in payment of each of these investments against my checking account. Please invest.

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  $                         for me (us) on a / / monthly or / / quarterly basis.
  ----------------------    (choose one)
  (any amount of $100 or more)

  Please choose either the / / 15th or the / / 30th of the month.

  For the purpose of verifying my (our) bank account number, I (we) have enclosed a blank check marked void and have completed the Bank Authorization Form on the reverse side.

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  Name of Fund
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  Account Number (if applicable)
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  Please note that your bank will clear and process each bank draft and will include it with your regular statement. However, acceptance of this authorization is conditional upon approval of your authoization by your bank, which will aloow TSSG, the transfer agent for BJB Investment Funds, to act as your Agent with regard to AIP. The AIP will automatically terminate without notice if any bank draft is not paid upon presentation by TSSG to your bank. The AIP may be modified or terminated at any time, upon thirty (30) days written notice.

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  Signature of Depositor                                     Date


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  Signature of Joint Depositor (if any)                      Date


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                            (staple void check here)


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STEP 2

BANK AUTHORIZATION FORM

Fill in all the information regarding your bank and the account from which withdrawals will be made. By completing this form you give TSSG, BJB Investment Funds' transfer agent, authorization to withdraw your money from your bank account and make the automatic investment in the BJB Investment Fund of your choice. Sign your name and date the form. (If your bank account is a joint account, please have the joint depositor whose name appears on the account also sign and date this form.)

Account of
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                                      Name(s) on account

Bank Name/Branch
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Bank Address
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                                             Street

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             City                          State                     Zip Code

Account Number
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I (We) hereby request and authorize you to pay and charge my account with bank drafts drawn on my account by and payable to the order of TSSG (the "Transfer Agent") provided there are sufficient funds in said account to pay the same upon presentation. I (We) agree that your treatment of each such bank draft, and your rights with respect to it, shall be the same as if it were signed personally by me (us). I (We) further agree that if any such bank draft is dishonored, whether with or without cause, and whether intentionally or inadvertently, you shall be under no liability whatsoever. I (We) further agree that such authorization, unless sooner terminated by you, is to remain in effect until receipt by you of written notice from me (us) of its revocation.

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Signature of Depositor                                             Date

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Signature of Joint Depositor (if any)                              Date


Investment Advisers:
Julius Baer Investment Management, Inc. (BJB Global Income Fund)
Bank Julius Baer & Co., Ltd., New York Branch (BJB International Equity Fund)

Distributor:
Funds Distributor, Inc.
Funds Distributor, Inc. is not a bank and securities offered by it are not backed, or guaranteed by any bank, or endorsed by Bank Julius Baer. Investments in BJB Investment Funds are not bank deposits and are not FDIC insured.

This information is authorized for use with prospective investors only if preceded or accompanied by a current prospectus, which contains details on charges and expenses. Please read the prospectus carefully before you invest or send money.